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                                                                    Exhibit 99.2
                                REVOCABLE PROXY
                        PATAPSCO VALLEY BANCSHARES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          PATAPSCO VALLEY BANCSHARES, INC. FOR THE SPECIAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON DECEMBER 14, 1999

    The undersigned hereby appoints Howard E. Harrison, III and John S. Whiteside, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of Patapsco Valley Bancshares, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Turf Valley Resort and Conference Center, 2700 Turf Valley Road, Ellicott City, Maryland, at 11:00 a.m. on Tuesday, December 14, 1999, and at any and all adjournments or postponements thereof, as follows:

1. Approval of the Merger of Patapsco Valley Bancshares, Inc. with and into F&M Bancorp.

   / /  FOR                     / /  AGAINST                     / /  ABSTAIN

    THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

    If any other matters are properly brought before the Special Meeting, shares represented by properly executed proxies will be voted in the discretion of the proxies in accordance with their best judgment. Patapsco Valley Bancshares, Inc. does not have any knowledge of any matters to be presented at the Special Meeting other than the matters set forth above.

________________________________________________________________________________
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                            b FOLD AND DETACH HERE b
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/X/ PLEASE MARK VOTES
AS IN THIS EXAMPLE

    The undersigned hereby acknowledges receipt from Patapsco Valley Bancshares, Inc. prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and the Proxy Statement-Prospectus, dated November , 1999, for the Special Meeting to be held on December 14, 1999.

    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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
                                                              -------------------------
                                                              Signature of Stockholder

                                                              -------------------------
                                                              Print Name of Stockholder

                                                              Dated -------------, 1999
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        PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.